                                   BYE-LAWS OF
                            TBS INTERNATIONAL LIMITED

                                TABLE OF CONTENTS

                                 INTERPRETATION

1.       Definitions

                                     SHARES

2.       Power to Issue Shares

3.       Power of the Company to Purchase its Shares

4.       Rights Attaching to Shares

5.       Calls on Shares

6.       Prohibition on Financial Assistance

7.       Forfeiture of Shares

8.       Share Certificates

9.       Fractional Shares

                             REGISTRATION OF SHARES

10.      Register of Members

11.      Registered Owner Absolute Owner

12.      Transfer of Registered Shares

13.      Transmission of Registered Shares

                           ALTERATION OF SHARE CAPITAL

14.      Power to Alter Capital

15.      Variation of Rights Attaching to Shares

                          DIVIDENDS AND CAPITALISATION

16.      Dividends

17.      Power to Set Aside Profits

18.      Method of Payment

19.      Capitalisation

                               MEETINGS OF MEMBERS

20.      Annual General Meetings

21.      Special General Meetings

22.      Requisitioned General Meetings

23.      Notice

24.      Giving Notice

25.      Postponement of General Meeting

26.      Attendance and Security at General Meetings

27.      Quorum at General Meetings

28.      Chairman to Preside

29.      Voting on Resolutions

30.      Power to Demand Vote on Poll

31.      Voting by Joint Holders of Shares

32.      Instrument of Proxy

33.      Representation of Corporate Member

34.      Adjournment of General Meeting

35.      Written Resolutions

36.      Directors' Attendance at General Meetings

                             DIRECTORS AND OFFICERS

37.      Election of Directors

38.      Term of Office of Directors

39.      Alternate Directors

40.      Removal of Directors

41.      Vacancy in the Office of Director

42.      Remuneration of Directors

43.      Defect in Appointment of Director

44.      Directors to Manage Business

45.      Powers of the Board of Directors

46.      Register of Directors and Officers

47.      Officers

48.      Appointment of Officers

49.      Duties of Officers

50.      Remuneration of Officers

51.      Conflicts of Interest

52.      Indemnification and Exculpation of Directors and Officers

                       MEETINGS OF THE BOARD OF DIRECTORS

53.      Board Meetings

54.      Notice of Board Meetings

55.      Participation in Meetings by Telephone

56.      Quorum at Board Meetings

57.      Board to Continue in Event of Vacancy

58.      Chairman to Preside

59.      Written Resolutions

60.      Validity of Prior Acts of the Board

                                CORPORATE RECORDS

61.      Minutes

62.      Place Where Corporate Records Kept

63.      Form and Use of Seal

                                    ACCOUNTS

64.      Books of Account

65.      Financial Year End

                                     AUDITS

66.      Annual Audit

67.      Appointment of Auditors

68.      Remuneration of Auditors

69.      Duties of Auditors

70.      Access to Records

71.      Financial Statements

72.      Distribution of Auditors Report

73.      Vacancy in the Office of Auditor

                              BUSINESS COMBINATIONS

74.      Business Combinations

                      VOLUNTARY WINDING-UP AND DISSOLUTION

75.      Winding-Up

                             CHANGES TO CONSTITUTION

76.      Changes to Bye-laws

77.      Discontinuance

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                                 INTERPRETATION

1.         DEFINITIONS

         1.1  In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

              5% Shareholder            a 5% shareholder (as defined in U.S.
                                        Treasury Regulations Section
                                        1.883-2(d)(3) (or any successor
                                        provision thereof)) who is not a
                                        "qualified shareholder" (as defined in
                                        U.S. Treasury Regulations Section
                                        1.883-4(b) (or any successor provision
                                        thereof));

              Act                       the Companies Act 1981 as amended from
                                        time to time;

              Alternate Director        an alternate director appointed in
                                        accordance with these Bye-laws;

              Auditor                   includes an individual or partnership;

              Board                     the board of directors appointed or
                                        elected pursuant to these Bye-laws and
                                        acting by resolution in accordance with
                                        the Act and these Bye-laws or the
                                        directors present at a meeting of
                                        directors at which there is a quorum;

              Company                   the company for which these Bye-laws are
                                        approved and confirmed;

              Compensation Committee    the compensation committee of the Board;

              Director                  a director of the Company and shall
                                        include an Alternate Director;

              Group                     the Company and every company and other
                                        entity that is controlled by the Company
                                        (for these purposes, "control" means the
                                        power to direct management or policies
                                        of the person in question, whether by
                                        means of an ownership interest or
                                        otherwise);

              Member                    the person registered in the Register of
                                        Members as the holder of shares in the
                                        Company and, when two or more persons
                                        are so registered as joint holders of
                                        shares, means

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                                        the person whose name stands first in
                                        the Register of Members as one of such
                                        joint holders or all of such persons, as
                                        the context so requires;

              notice                    written notice as further provided in
                                        these Bye-laws unless otherwise
                                        specifically stated;

              Officer                   any person appointed by the Board to
                                        hold an office in the Company;

              Register of Directors     the register of directors and officers
              and Officers              referred to in these Bye-laws;

              Register of Members       the register of members referred to in
                                        these Bye-laws;

              Resident Representative   any person appointed to act as resident
                                        representative and includes any deputy
                                        or assistant resident representative;

              SEC                       the U.S. Securities and Exchange
                                        Commission; and

              Secretary                 the person appointed to perform any or
                                        all of the duties of secretary of the
                                        Company and includes any deputy or
                                        assistant secretary and any person
                                        appointed by the Board to perform any of
                                        the duties of the Secretary.

         1.2  In these Bye-laws, where not inconsistent with the context:

              (a)  words denoting the plural number include the singular number and vice versa;

              (b)  words denoting the masculine gender include the feminine and neuter genders;

              (c)  words importing persons include companies, associations or bodies of persons whether corporate or not;

              (d)  the words:

                   (i)  "may" shall be construed as permissive; and

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                   (ii) "shall" shall be construed as imperative; and

              (e)  unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these
                   Bye-laws.

         1.3  In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

         1.4  Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

                                     SHARES

2.         POWER TO ISSUE SHARES

         2.1  Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights
              previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares of the Company on such terms and conditions as it may determine.

         2.2  Without limitation to the provisions of Bye-law 4, subject to the provisions of the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board
              (before the issue or conversion).

3.         POWER OF THE COMPANY TO PURCHASE ITS SHARES

         The Company may purchase its own shares in accordance with the provisions of the Act on such terms as the Board shall think fit. The
         Board may exercise all the powers of the Company to purchase all or any part of its own shares in accordance with the Act.

4.         RIGHTS ATTACHING TO SHARES

         4.1  At the date these Bye-laws are adopted, the share capital of the
              Company shall be divided into three classes: (i) 75,000,000 class A common shares of par value US$0.01 each (the "Class A

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              Common Shares"); (ii) 14,000,000 class B common shares of par value US$0.01 each (the "Class B Common Shares");and (iii)
              1,000,000 preference shares of par value US$0.01 each (the
              "Preference Shares").

         4.2  The holders of Class A Common Shares shall, subject to the provisions of these Bye-laws (including, without limitation, the rights attaching to Preference Shares):

              (a)  be entitled to one vote for each share held;

              (b)  be entitled to such dividends pari passu with the holders of the Class B Common Shares as the Board may from time to time declare;

              (c)  in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a
                   reorganisation or otherwise or upon any distribution of
                   capital, be entitled to the surplus assets of the Company
                   pari passu with the holders of the Class B Common Shares;

              (d)  as soon as practicable upon becoming a 5% Shareholder provide written notification, including the name and address of such holder, to the Company at the Company's registered office and at its principal place of business; and

              (e)  generally be entitled to enjoy all of the rights attaching to shares.

         4.3  The holders of Class B Common Shares shall, subject to the provisions of these Bye-laws (including, without limitation, the rights attaching to Preference Shares):

              (a)  be entitled to one half (0.5) of a vote for each share held;

              (b)  be entitled to such dividends pari passu with the holders of the Class A Common Shares as the Board may from time to time declare;

              (c)  in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a
                   reorganisation or otherwise or upon any distribution of
                   capital, be entitled to the surplus assets of the Company
                   pari passu with the holders of the Class A Common Shares;

              (d)  be entitled to, and subject to, the following conversion rights:

                   (i)    each Class B Common Share shall be convertible at the
                          option of the holder thereof, by written notice
                          delivered to the registered office of the Company not

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                          less than 10 days prior to the date of conversion
                          (unless otherwise agreed by the Company and such
                          holder), into one Class A Common Share;

                   (ii)   each Class B Common Share shall, upon transfer by the
                          holder thereof to any person other than another holder
                          of Class B Common Shares, automatically convert into
                          one Class A Common Share;

                   (iii)  any conversion of Class B Common Shares may be
                          effected by way of variation of rights, share
                          repurchase and issue, bonus issue, share
                          consolidation, share subdivision and/or any other
                          manner permitted by law;

                   (iv)   notwithstanding the foregoing provisions of this
                          paragraph (d), no Class B Common Share may be
                          converted (or will convert under paragraph (d)(ii)
                          above) if, as a result of such conversion, (x) the
                          Company would become a "controlled foreign
                          corporation" (as defined under Section 957 of the
                          United States Internal Revenue Code of 1986, as
                          amended (the "Code")) or (y) one or more 5%
                          Shareholders would own, in the aggregate, 50% or more
                          of the value of the Class A Common Shares; and

              (e)  generally be entitled to enjoy all of the rights attaching to shares.

         4.4  The Board is authorised to provide for the issuance of the
              Preference Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares shall not be deemed to vary the rights attached to the Common
              Shares or, subject to the terms of any other series of Preference
              Shares, to vary the rights attached to any other series of
              Preference Shares). The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

              (a)  the number of shares constituting that series and the distinctive designation of that series;

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              (b)  the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series;

              (c)  whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

              (d)  whether that series shall have conversion or exchange privileges (including, without limitation, conversion into
                   Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the
                   Board shall determine;

              (e)  whether or not the shares of that series shall be redeemable or repurchaseable, and, if so, the terms and conditions of such redemption or repurchase, including the manner of
                   selecting shares for redemption or repurchase if less than all shares are to be redeemed or repurchased, the date or
                   dates upon or after which they shall be redeemable or
                   repurchaseable, and the amount per share payable in case of redemption or repurchase, which amount may vary under
                   different conditions and at different redemption or
                   repurchase dates;

              (f)  whether that series shall have a sinking fund for the redemption or repurchase of shares of that series, and, if so, the terms and amount of such sinking fund;

              (g)  the right of the shares of that series to the benefit of conditions and restrictions upon the creation of
                   indebtedness of the Company or any subsidiary, upon the
                   issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company;

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              (h)  the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series; and

              (i)  any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

         4.5  Any Preference Shares of any series which have been redeemed
              (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorised and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

         4.6  At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the
              Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights,
              securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the
              Board, including, without limiting the generality of this
              authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the issued Common Shares, other shares, option rights, securities having conversion or option rights, or
              obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

5.         CALLS ON SHARES

         5.1  The Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by

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              such Members (and not made payable at fixed times by the terms and conditions of issue) and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

         5.2  Any sum which by the terms of allotment of a share becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all the purposes of these Bye-laws be deemed to be a call duly made and payable, on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to payment of interest, costs, charges and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

         5.3  The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

         5.4  The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

6.         PROHIBITION ON FINANCIAL ASSISTANCE

         The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of the acquisition or proposed acquisition by any person of any shares in the Company, but nothing in this Bye-law shall prohibit transactions permitted under the Act.

7.         FORFEITURE OF SHARES

         7.1  If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

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            Notice of Liability to Forfeiture for Non-Payment of Call

                    TBS International Limited (the "Company")

              You have failed to pay the call of [amount of call] made on the [
              ] day of [ ], 200[ ], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [ ] day of [ ], 200[ ], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [ ] per annum computed from the said [ ] day of [ ], 200[ ] at the registered office of the Company the share(s) will be liable to be forfeited.

              Dated this [ ] day of [ ], 200[ ]

              -----------------------------------------

              [Signature of Secretary] By Order of the Board

         7.2  If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

         7.3  A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the
              Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

         7.4  The Board may accept the surrender of any shares that it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

8.         SHARE CERTIFICATES

         8.1  Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Company's Chief Executive Officer and Chief Financial Officer, and such other Directors and
              Officers as the Board shall determine, shall be authorized to sign any certificate. The Board

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              may by resolution determine, either generally or in a particular case, that any or all signatures on share certificates may be printed thereon or affixed by mechanical means.

         8.2  The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

         8.3  If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the
              Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

9.         FRACTIONAL SHARES

         The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

                             REGISTRATION OF SHARES

10.        REGISTER OF MEMBERS

         10.1 The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

         10.2 The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

11.        REGISTERED HOLDER ABSOLUTE OWNER

         The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

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12.        TRANSFER OF REGISTERED SHARES

         12.1 An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

                          Transfer of a Share or Shares

                    TBS International Limited (the "Company")

              FOR VALUE RECEIVED....................[amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of
              [address], [number] of shares of the Company.

              DATED this [ ] day of [ ], 200[ ]

              Signed by:                         In the presence of:

              --------------------------------   ------------------------------
              Transferor                             Witness

              --------------------------------   ------------------------------
              Transferee                             Witness

         12.2 Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

         12.3 The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the
              Board may reasonably require to show the right of the transferor to make the transfer.

         12.4 The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased
              Member may transfer any such share to the executors or
              administrators of such deceased Member.

         12.5 The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share that is not fully paid. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or

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              agency in Bermuda have been obtained. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

         12.6 Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

13.        TRANSMISSION OF REGISTERED SHARES

         13.1 In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the
              deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased
              Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share that had been jointly held by such deceased Member with other persons. Subject to the provisions of the Act, for the purpose of this Bye-law, legal personal
              representative means the executor or administrator of a deceased
              Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

         13.2 Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

     Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member

                    TBS International Limited (the "Company")

              I/We, having become entitled in consequence of the
              [death/bankruptcy] of [name and address of deceased Member] to
              [number] share(s) standing in the Register of Members of the
              Company in the name of the said [name of deceased/bankrupt
              Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the

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              execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

              DATED this [ ] day of [ ], 200[ ]

              Signed by:                           In the presence of:

              -------------------------------      ----------------------------
              Transferor                           Witness

              -------------------------------      ----------------------------
              Transferee                           Witness

         13.3 On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

         13.4 Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

                           ALTERATION OF SHARE CAPITAL

14.        POWER TO ALTER CAPITAL

         14.1 The Company may if authorised by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.

         14.2 Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

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15.        VARIATION OF RIGHTS ATTACHING TO SHARES

         If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the
         Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

                          DIVIDENDS AND CAPITALISATION

16.        DIVIDENDS

         16.1 The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Members, in
              proportion to the number of shares held by them, and such
              dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

         16.2 The Board may fix any date as the record date for determining the
              Members entitled to receive any dividend.

         16.3 The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

         16.4 The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

17.        POWER TO SET ASIDE PROFITS

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         The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

18.        METHOD OF PAYMENT

         18.1 Any dividend or other monies payable in respect of a share may be paid by cheque or warrant sent through the post directed to the address of the Member in the Register of Members (in the case of joint Members, the senior joint holder, seniority being determined by the order in which the names stand in the Register of Members), or by direct transfer to such bank account as such Member may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to such persons as the Member may direct, and payment of the cheque or warrant shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

         18.2 The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

         18.3 Any dividend and or other monies payable in respect of a share which has remained unclaimed for seven years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company's own account. Such payment shall not constitute the Company a trustee in respect thereof.

         18.4 The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that
              Member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the
              Member's new address. The entitlement conferred on the Company by this Bye-law 18.4 in respect of any Member shall cease if the
              Member claims a dividend or cashes a dividend warrant or cheque.

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19.          CAPITALISATION

         19.1 The Board may resolve to capitalise any sum for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro-rata (except in connection with the conversion of shares of one class to shares of another class) to the Members.

         19.2 The Board may resolve to capitalise any sum for the time being standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid or nil paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                               MEETINGS OF MEMBERS

20.        ANNUAL GENERAL MEETINGS

         The annual general meeting of the Company shall be held in each year
         (other than the year of incorporation) at such time and place as the
         President or the Chairman or the Board shall appoint.

21.        SPECIAL GENERAL MEETINGS

         The President or the Chairman or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary.

22.        REQUISITIONED GENERAL MEETINGS

         The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of the Act shall apply.

23.        NOTICE

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         23.1   At least 10 days' notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat,
                stating the date, place and time at which the meeting is to be held and that the election of Directors will take place thereat and, as far as practicable, the other business to be conducted at the meeting.

         23.2   At least 10 days' notice of a special general meeting shall be given to each Member entitled to attend and vote thereat,
                stating the date, time, place and the general nature of the business to be considered at the meeting.

         23.3   The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

         23.4   A general meeting of the Company shall, notwithstanding that it is called on shorter notice than that specified in these
                Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote
                thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

         23.5   The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

24.        GIVING NOTICE

         24.1   A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such
                Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by letter mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form.

         24.2   Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of
                Members and notice so given shall be sufficient notice to all the holders of such shares.

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         24.3   Save as provided by Bye-law 24.4, any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such
                service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, at the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail, or such other method as the case may be.

         24.4   Mail notice shall be deemed to have been served five days after the date on which it is deposited, with postage prepaid, in the mail of any member state of the European Union, the United
                States, or Bermuda.

         24.5   The Company shall be under no obligation to send a notice or other document to the address shown for any particular Member in the Register of Members if the Board considers that the legal or practical problems under the laws of, or the requirements of any regulatory body or stock exchange in, the territory in which that address is situated are such that it is necessary or
                expedient not to send the notice or document concerned to such
                Member at such address and may require a Member with such an address to provide the Company with an alternative acceptable address for delivery of notices by the Company.

25.        POSTPONEMENT OF GENERAL MEETING

         The Chairman or the President may, and the Secretary on instruction from the Chairman or the President shall, postpone or cancel any general meeting called in accordance with the provisions of these
         Bye-laws (other than a meeting requisitioned under these Bye-laws)
         provided that notice of postponement or cancellation is given to each
         Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to the Members in accordance with the provisions of these Bye-laws.

26.        ATTENDANCE AND SECURITY AT GENERAL MEETINGS

         26.1   Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and
                participation in such a meeting shall constitute presence in person at such meeting.

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         26.2   The Board may, and at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the
                security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who
                refuses to comply with any such arrangements, requirements or restrictions.

27.        QUORUM AT GENERAL MEETINGS

         27.1   At any general meeting of the Company two or more persons
                present in person at the meeting and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company at the start of the meeting shall form a quorum for the transaction of business.

         27.2   If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. If the
                meeting shall be adjourned to the same day one week later or the
                Secretary shall determine that the meeting is adjourned to a specific date, time and place, it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting being adjourned. If the Secretary shall determine that the meeting be adjourned to an unspecified date, time or place, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

28.        CHAIRMAN TO PRESIDE

         Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, and if not the
         President, shall act as chairman at all meetings of the Members at which such person is present. In their absence, the Deputy Chairman or
         Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

29.        VOTING ON RESOLUTIONS

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         29.1   Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

         29.2   No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such
                Member.

         29.3   At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

         29.4   At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairman of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

         29.5   At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be
                conclusive evidence of that fact.

30.   POWER TO DEMAND A VOTE ON A POLL

         30.1   Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

                (a)  the chairman of such meeting; or

                (b)  at least three Members present in person or represented by proxy; or

                (c)  any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of
                     the total voting rights of all the Members having the right to vote at such meeting; or

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                (d)  any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate
                     sum has been paid up equal to not less than one-tenth of
                     the total sum paid up on all such shares conferring such
                     right.

         30.2   Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares
                (including, without limitation, the rights and restrictions referred to in Bye-law 4), every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

         30.3   A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place at such meeting as the
                chairman (or acting chairman) of the meeting may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

         30.4   Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be
                determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

31.        VOTING BY JOINT HOLDERS OF SHARES

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         In the case of joint holders, the vote of the senior who tenders a vote
         (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the
         Register of Members.

32.        INSTRUMENT OF PROXY

         32.1   A Member may appoint a proxy by (a) an instrument appointing a proxy in writing in substantially the following form or such other form as the Board may determine from time to time:

                                      Proxy

                    TBS International Limited (the "Company")

                I/We, [insert names here], being a Member of the Company with
                [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members to be held on the [ ] day of [
                ], 200[ ] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)

                Signed this [ ] day of [ ], 200[ ]

                ----------------------------------------

                Member(s)

         or (b) such telephonic, electronic or other means as may be approved by the Board from time to time.

         32.2   The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and an appointment of proxy which is not received in the manner so permitted shall be invalid.

         32.3   A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf.

         32.4   The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

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33.        REPRESENTATION OF CORPORATE MEMBER

         33.1   A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting of the Members and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or
                representatives.

         33.2   Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

34.        ADJOURNMENT OF GENERAL MEETING

         34.1   The chairman of any general meeting at which a quorum is present may with the consent of Members holding a majority of the voting rights of those Members present in person or by proxy, (and shall if so directed by Members holding a majority of the voting rights of those Members present in person or by proxy), adjourn the meeting.

         34.2   In addition, the chairman may adjourn the meeting to another time and place without such consent or direction if it appears to him that:

                (a)  it is likely to be impracticable to hold or continue that meeting because of the number of Members wishing to attend who are not present; or

                (b)  the unruly conduct of persons attending the meeting
                     prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

                (c)  an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

         34.3   Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned,

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                fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member
                entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

35.        WRITTEN RESOLUTIONS

         35.1   Subject to the following, anything which may be done by
                resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting and without any previous notice being required, be done by
                resolution in writing signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

         35.2   A resolution in writing may be signed by, or in the case of a
                Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or all the
                Members of the relevant class thereof, in as many counterparts as may be necessary.

         35.3   A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

         35.4   A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

         35.5   This Bye-law shall not apply to:

                (a)  a resolution passed to remove an auditor from office
                     before the expiration of his term of office; or

                (b)  a resolution passed for the purpose of removing a
                     Director before the expiration of his term of office.

         35.6   For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or in the case of a
                Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to

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                the date of passing of a resolution is, in relation to a
                resolution made in accordance with this Bye-law, a reference to such date.

36.        DIRECTORS ATTENDANCE AT GENERAL MEETINGS

         The Directors of the Company shall be entitled to receive notice of, attend and be heard at any general meeting.

                             DIRECTORS AND OFFICERS

37.        ELECTION OF DIRECTORS

         37.1   The Board shall consist of such number of Directors being not less than five Directors and not more than such maximum number of Directors, not exceeding eleven Directors, as the Board may from time to time determine. Commencing one year after
                effectiveness of any registration statement filed with the SEC in contemplation of an initial public offering by the Company, and for so long as a class of the Company's shares is listed on the New York Stock Exchange or quoted on the NASDAQ National
                Market, at least a majority of the Directors must be
                "independent" (as defined in Rule 10A-3(b)(i) under the U.S.
                Securities Exchange Act of 1934).

         37.2   Only persons who are proposed or nominated in accordance with this Bye-law shall be eligible for election as Directors. Any
                Member or the Board may propose any person for election as a
                Director. Where any person, other than a Director retiring at the meeting or a person proposed for re-election or election as a Director by the Board, is to be proposed for election as a
                Director, notice must be given to the Company of the intention to propose him and of his willingness to serve as a Director.
                That notice must be given not less than 30 days before the anniversary of the last annual general meeting prior to the giving of the notice or not less than 10 days prior to the meeting at which Directors are to be elected, whichever deadline occurs earlier.

         37.3   Where the number of persons validly proposed for re-election or election as a Director is greater than the number of Directors to be elected, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as
                Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors.

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         37.4   At any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

38.        TERM OF OFFICE OF DIRECTORS

                Directors shall hold office for such term as the Members may determine or, in the absence of such determination, until the next annual general meeting or until their successors are
                elected or appointed or their office is otherwise vacated.

39.        ALTERNATE DIRECTORS

         39.1   At any general meeting of the Company, the Members may elect a person or persons to act as a Director in the alternative to any one or more Directors of the Company or may authorise the Board to appoint such Alternate Directors.

         39.2   Unless the Members otherwise resolve, any Director may appoint a person or persons to act as a Director in the alternative to himself by notice in writing deposited with the Secretary. Any person so elected or appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

         39.3   An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was
                appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such
                Director for whom such Alternate Director was appointed.

         39.4   An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director but may be re-appointed by the Board as an alternate to the person appointed to fill the vacancy in
                accordance with these Bye-laws.

40.        REMOVAL OF DIRECTORS

         40.1   Subject to any provision to the contrary in these Bye-laws, the
                Members entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director, with or without cause,
                provided that the notice of any such

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                meeting convened for the purpose of removing a Director
                shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the
                meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director's removal.

         40.2   If a Director is removed from the Board under the provisions of this Bye-law the Members may fill the vacancy at the meeting at which such Director is removed. In the absence of such election or appointment, the Board may fill the vacancy.

41.        VACANCY IN THE OFFICE OF DIRECTOR

         41.1   The office of Director shall be vacated if the Director:

                (a)  is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

                (b)  is or becomes bankrupt, or makes any arrangement or
                     composition with his creditors generally;

                (c)  is or becomes of unsound mind or dies; or

                (d)  resigns his office by notice in writing to the Company.

         41.2   The Members in general meeting or the Board shall have the power to appoint any person as a Director to fill a vacancy on the
                Board occurring as a result of the death, disability,
                disqualification or resignation of any Director or as a result of an increase in the size of the Board and to appoint an
                Alternate Director to any Director so appointed.

42.        REMUNERATION OF DIRECTORS

         The remuneration (if any) of the Directors shall be determined by the
         Compensation Committee and shall be deemed to accrue from day to day.
         The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

43.        DEFECT IN APPOINTMENT OF DIRECTOR

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         All acts done in good faith by the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

44.        DIRECTORS TO MANAGE BUSINESS

         44.1   The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the
                Company in general meeting subject, nevertheless, to these
                Bye-laws and the provisions of any statute.

         44.2   Subject to these Bye-laws, the Board may delegate to any
                company, firm, person, or body of persons any power of the Board
                (including the power to sub-delegate).

45.        POWERS OF THE BOARD OF DIRECTORS

         45.1   The Board may:

                (a)  appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their
                     remuneration and determine their duties;

                (b)  exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and
                     uncalled capital, or any part thereof, and may issue
                     debentures, debenture stock and other securities whether
                     outright or as security for any debt, liability or
                     obligation of the Company or any third party;

                (c)  appoint one or more Directors to the office of managing director or chief executive officer of the Company, who
                     shall, subject to the control of the Board, supervise and
                     administer all of the general business and affairs of the
                     Company;

                (d)  appoint a person to act as manager of the Company's
                     day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

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                (e)  by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly
                     by the Board, to be an attorney of the Company for such
                     purposes and with such powers, authorities and discretions
                     (not exceeding those vested in or exercisable by the Board)
                     and for such period and subject to such conditions as it
                     may think fit and any such power of attorney may contain
                     such provisions for the protection and convenience of
                     persons dealing with any such attorney as the Board may
                     think fit and may also authorise any such attorney to
                     sub-delegate all or any of the powers, authorities and
                     discretions so vested in the attorney. Such attorney may,
                     if so authorised under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the
                     Company;

                (f)  procure that the Company pays all expenses incurred in promoting and incorporating the Company;

                (g)  delegate any of its powers (including the power to
                     sub-delegate) to a committee appointed by the Board which
                     may consist partly or entirely of non-Directors, provided
                     that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same
                     are applicable and are not superceded by directions imposed by the Board;

                (h)  present any petition and make any application in connection with the liquidation or reorganisation of the Company;

                (i)  in connection with the issue of any share, pay such
                     commission and brokerage as may be permitted by law; and

                (j)  authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and
                     in connection therewith to execute any agreement, document or instrument on behalf of the Company.

46.        REGISTER OF DIRECTORS AND OFFICERS

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         The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

47.        OFFICERS

         The Officers shall consist of a President and a Vice President or a
         Chairman and a Deputy Chairman, a Secretary and such additional
         Officers as the Board may determine all of whom shall be deemed to be
         Officers for the purposes of these Bye-laws.

48.        APPOINTMENT OF OFFICERS

         The Board shall appoint a President and Vice President or a Chairman and Deputy Chairman who shall be Directors. The Secretary (and additional Officers, if any) shall be appointed by the Board from time to time.

49.        DUTIES OF OFFICERS

         The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

50.        REMUNERATION OF OFFICERS

         The Officers shall receive such remuneration as the Compensation
         Committee may determine.

51.        CONFLICTS OF INTEREST

         51.1   Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such
                Director or such Director's firm, partner or company shall be entitled to remuneration as if such Director were not a
                Director. Nothing herein contained shall authorise a Director or
                Director's firm, partner or company to act as Auditor to the
                Company.

         51.2   A Director who is directly or indirectly interested in a
                contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the
                Act.

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         51.3   Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board
                meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting.

52.        INDEMNIFICATION AND EXCULPATION OF DIRECTORS AND OFFICERS

         52.1   The Directors, Secretary and other Officers (such term to
                include any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the
                Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and
                administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the
                execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or
                Officer on account of any action taken by such Director or
                Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company,
                PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such
                Director or Officer.

         52.2   The Company may purchase and maintain insurance for the benefit of any Director or Officer of the Company against any liability incurred by him under the Act in his capacity as a Director or
                Officer of the Company or indemnifying such Director or Officer in respect of any loss arising or

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                liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

                       MEETINGS OF THE BOARD OF DIRECTORS

53.        BOARD MEETINGS

         The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. Subject to the provisions of these Bye-laws, a resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

54.        NOTICE OF BOARD MEETINGS

         A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (in person or by telephone) or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form at such Director's last known address or any other address given by such Director to the Company for this purpose.

55.        PARTICIPATION IN MEETINGS BY TELEPHONE

         Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

56.        QUORUM AT BOARD MEETINGS

         The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the Directors then in office.

57.        BOARD TO CONTINUE IN THE EVENT OF VACANCY

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         The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these
         Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company; or (ii)
         preserving the assets of the Company.

58.        CHAIRMAN TO PRESIDE

         Unless otherwise agreed by a majority of the Directors attending , the
         Chairman, if there be one, and if not, the President shall act as chairman at all meetings of the Board at which such person is present.
         In their absence the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by the Directors present at the meeting.

59.        WRITTEN RESOLUTIONS

         A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution. For the purposes of this Bye-law only, "Director" shall not include an Alternate
         Director.

60.        VALIDITY OF PRIOR ACTS OF THE BOARD

         No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

                                CORPORATE RECORDS

61.        MINUTES

         61.1   The Board shall cause minutes to be duly entered in books
                provided for the purpose:

                (a)  of all elections and appointments of Officers;

                (b)  of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

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                (c)  of all resolutions and proceedings of general meetings of the Members, meetings of the Board, and meetings of
                     committees appointed by the Board.

62.        PLACE WHERE CORPORATE RECORDS KEPT

         Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

63.        FORM AND USE OF SEAL

         63.1   The seal of the Company shall be in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

         63.2   The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for that purpose, provided that any Director, Officer or Resident
                Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative's signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director,
                Officer or Resident Representative.

                                    ACCOUNTS

64.        BOOKS OF ACCOUNT

         64.1   The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

                (a)  all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

                (b)  all sales and purchases of goods by the Company; and

                (c)  all assets and liabilities of the Company.

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         64.2   Such records of account shall be kept at the registered office of the Company, or subject to the provisions of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

65.        FINANCIAL YEAR END

         The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

                                     AUDITS

66.        ANNUAL AUDIT

         Subject to any rights to waive laying of accounts or appointment of an
         Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

67.        APPOINTMENT OF AUDITORS

         67.1   Subject to the provisions of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company.

         67.2   The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

68.        REMUNERATION OF AUDITORS

         The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

69.        DUTIES OF AUDITORS

         69.1   The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing
                standards.

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         69.2   The generally accepted auditing standards referred to in this
                Bye-law may be those of a country or jurisdiction other than
                Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

70.        ACCESS TO RECORDS

         The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

71.        FINANCIAL STATEMENTS

         Subject to any rights to waive laying of accounts pursuant to the provisions of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

72.        DISTRIBUTION OF AUDITORS REPORT

         The report of the Auditor shall be submitted to the Members in general meeting.

73.        VACANCY IN THE OFFICE OF AUDITOR

         If the office of Auditor becomes vacant by the resignation or death or the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the vacancy thereby created shall be filled in accordance with the Act.

                              BUSINESS COMBINATIONS

74.        BUSINESS COMBINATIONS

         74.1   Subject to Bye-law 74.2, the Company shall not engage in any
                Business Combination unless such Business Combination has been approved by a resolution of the Members including the
                affirmative vote of the holders of shares carrying not less than
                66% of the votes attaching to all shares in issue.

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         74.2   Bye-law 74.1 shall not apply in respect of any Business
                Combination approved by the Board, and in respect of any such
                Business Combination which the Act requires to be approved by the Members, the necessary general meeting quorum and Members'
                approval shall be as set out in Bye-laws 27 and 29 respectively.

         74.3   In this Bye-law, "Business Combination" means:

                (a)  any amalgamation, merger, consolidation or similar
                     transaction involving the Company (other than with or
                     between one or more wholly-owned subsidiaries);

                (b)  any sale or other disposition of all or substantially all of the assets of the Company or of all or substantially all of the assets of any company or other entity in the Group.

                      VOLUNTARY WINDING-UP AND DISSOLUTION

75.        WINDING-UP

         If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the
         Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                             CHANGES TO CONSTITUTION

76.        CHANGES TO BYE-LAWS

         76.1   Subject to Bye-law 76.2, no Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members.

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         76.2   Bye-laws 74 and 76 shall not be rescinded, altered or amended and no new Bye-law shall be made which would have the effect of rescinding, altering or amending the provisions of such
                Bye-laws, until the same has been approved by a resolution of the Board including the affirmative vote of not less than 66%
                per cent of the Directors then in office and by a resolution of the Members including the affirmative vote of the holders of shares carrying not less than 66% per cent of the votes
                attaching to all shares in issue.

77.        DISCONTINUANCE

         The Board may exercise all the powers of the Company to discontinue the
         Company to a jurisdiction outside Bermuda pursuant to the Act.